UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2008

THE MAJESTIC STAR CASINO, LLC
THE MAJESTIC STAR CASINO CAPITAL CORP.
MAJESTIC STAR CASINO CAPITAL CORP. II
(Exact Name of Registrant as Specified in Charter)

Indiana Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 20-3879309 (IRS Employer Identification No.)

301 Fremont Street, 12th Floor
Las Vegas, Nevada 89101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 388-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In its Form 8-K filed with the Securities and Exchange Commission on September 24, 2008, The Majestic Star Casino, LLC (“Majestic” or “the Company”) previously reported that Michael Darley was appointed as Interim Executive Vice President and Chief Operating Officer of the Company.  At such time, the Company noted that it was in the process of negotiating Mr. Darley’s employment agreement.  The purpose of this Form 8-K/A is to disclose the material terms of Mr. Darley’s employment agreement, which was executed on December 5, 2008.

The Company, Barden Nevada Gaming, LLC (“BNG”) and Mr. Darley entered into an Assignment, Assumption and First Amendment to Employment Agreement, dated December 5, 2008 (“Assignment Agreement”), which amended the terms of the Employment Agreement, dated June 11, 2007, between BNG and Mr. Darley, and assigned such employment agreement to the Company (the “Employment Agreement,” and, together with the Assignment Agreement, the “Amended Employment Agreement”).  In addition to Mr. Darley performing the duties of Interim Chief Operating Officer (“Interim COO”) of the Company, Mr. Darley will continue to serve in the capacity of Senior Vice President and General Manager of BNG (d/b/a Fitzgeralds Casino and Hotel – Las Vegas).  Following termination of the Amended Employment Agreement, Mr. Darley will return full-time to his employment with BNG and the original Employment Agreement with BNG will be in full force and effect.

The Amended Employment Agreement is effective on December 5, 2008 and expires on the earlier of the date Majestic has employed a new Chief Operating Officer, a date otherwise determined by Majestic in its sole discretion or May 1, 2009 (the “Interim Period”).  The Amended Employment Agreement provides for an annual base salary of $375,000 and participation in Majestic’s management incentive plan with a target bonus of 40% of his base salary paid during the year.  For 2008, his bonus will be based upon the performance and criteria of Fitzgeralds Casino and Hotel – Las Vegas for January 1, 2008 to September 12, 2008, which will be paid by BNG, and Majestic’s criteria for its management incentive plan for the remainder of the year, which will be paid by Majestic.  Mr. Darley also is entitled to participate in the Company’s benefit plans as are generally made available from time to time to the Company’s senior executives.  Further, Mr. Darley is subject to certain non-competition, non-solicitation and confidentiality provisions.

Mr. Darley may terminate his employment as Interim COO with the Company upon 60 days prior written notice to the Company.  The Company may terminate Mr. Darley's employment as Interim COO upon 30 days prior written notice or a shorter time if reasonably practicable under the circumstances.  Except as set forth below, in case of such termination, the Company will pay Mr. Darley his unpaid base salary through the termination date and Mr. Darley shall receive specified benefits in accordance with the Company’s plans and policies.

If Mr. Darley terminates his employment following a change in control of BNG (as defined) during the Interim Period, then BNG shall pay Mr. Darley: (1) unpaid base salary, plus the lesser of an additional six months base salary or the remainder of his annual base salary due under the Employment Agreement; (2) any earned but unpaid bonus attributable to the performance of BNG; (3) benefits in accordance with the Company’s plans and policies; (4) six months of Company-paid COBRA benefits and (5) any earned but unused vacation.  Upon Mr. Darley’s death, his estate would be entitled to: (1) unpaid base salary, plus an additional 60 days of base salary; (2) any earned but unpaid bonus; (3) benefits in accordance with the Company’s plans and policies; (4) 60 days of Company-paid COBRA benefits for his then-insured dependents; and (5) any earned but unused vacation.

Copies of the Assignment Agreement and Employment Agreement are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively, and the foregoing summary of such agreements are qualified in their entirely by reference to such agreements, the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Assignment, Assumption and First Amendment to Employment Agreement, dated December 5, 2008, by and among Barden Nevada Gaming, LLC, The Majestic Star Casino, LLC, and Michael Darley.

Exhibit 10.2	Employment Agreement, dated June 11, 2007, by and between Barden Nevada Gaming, LLC and Michael Darley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 11, 2008		THE MAJESTIC STAR CASINO, LLC

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

THE MAJESTIC STAR CASINO CAPITAL CORP.

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

MAJESTIC STAR CASINO CAPITAL CORP. II

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

 EXHIBIT INDEX

Number                                 Description

10.1	Assignment, Assumption and First Amendment to Employment Agreement, dated December 5, 2008, by and among Barden Nevada Gaming, LLC, The Majestic Star Casino, LLC, and Michael Darley.

10.2	Employment Agreement, dated June 11, 2007, by and between Barden Nevada Gaming, LLC and Michael Darley.